UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
June 20, 2007

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	11-3177042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21/F, Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong
(Address of Principal Executive Offices)	(Zip Code)

(852) 2833-2186

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 20, 2007 Shanghai Quo Advertising Company Limited (“Quo Advertising”), a wholly-owned subsidiary of Network CN Inc. (the "Company"), entered into an agreement with Shanghai Chuangtian Advertising Company Limited (“Chuangtian Advertising”), a company organized under the laws of the People’s Republic of China (“PRC”) pursuant to which Quo Advertising agreed to manage and operate 52 two-sided rolling poster frame outdoor advertising panels currently managed and operated by Chungtian Advertising in Shanghai, China. Quo Advertising is obligated to upgrade the panels to either LED advertising video panels or new rolling advertising light boxes and to lease the sites on which the advertising video panels are located for an initial period of three years, beginning on the date the sites are delivered to Quo Advertising, for an annual leasing fee of RMB5,980,000 (US$780,000).

Quo Advertising is obligated to pay Chuangtian Advertising an amount equivalent to 10% of the annual lease payment immediately, which will be offset against future lease payments. Chuangtian Advertising is responsible for obtaining all required government approvals and authorizations for the upgrade and operation of the LED advertising panels and light boxes.

The agreement is subject to the laws of the People’s Republic of China and Quo Advertising’s ability to publish advertisements is subject to applicable rules and regulations in China regarding advertising generally, and public out-of-home advertisements in particular.

The foregoing description of the Contract is qualified in its entirety by reference to the full text of the Contract, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit
Number	Description

10.1	Contract for the Rebuilding and Leasing of Advertisement Light Boxes on Nanjing Road Pedestrian Street

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NETWORK CN INC.

Date: June 26, 2007	By:	/s/ Godfrey Hui
Godfrey Hui
Chief Executive Officer